UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2014 (December 17, 2014)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1800 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2014, Memorial Production Partners LP (the “Partnership”), Memorial Production Operating LLC (“Operating LLC”), Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the other parties thereto entered into a ninth amendment to the Credit Agreement, dated as of December 14, 2011 (as previously amended, the “Credit Agreement”), by and among the Partnership, Operating LLC, the Administrative Agent and the other agents and lenders party thereto (the “Ninth Amendment”). The Ninth Amendment, among other things, amends the Credit Agreement to permit the Partnership to repurchase up to an aggregate of $150.0 million of the Partnership’s outstanding common units representing limited partner interests in the Partnership and senior notes issued by the Partnership, subject to the other terms and conditions of the Ninth Amendment and the Credit Agreement.

The representations and warranties of the Partnership and its subsidiaries in the Ninth Amendment were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the lenders party thereto. The Ninth Amendment is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business, or operational information about the Partnership and its subsidiaries. Accordingly, such representations and warranties in the Ninth Amendment should not be relied upon as characterizations of the actual state of facts or circumstances.

The foregoing summary of the Ninth Amendment is not complete and is qualified in its entirety by reference to the full text of the Ninth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Ninth Amendment above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the Ninth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On December 18, 2014, the Partnership announced that the Board of Directors of its general partner authorized a common unit repurchase program of up to $150.0 million of the Partnership’s outstanding common units representing limited partner interests in the Partnership. The Partnership is not obligated to repurchase any dollar amount or specific number of its common units under the program, which may be suspended or discontinued at any time. The amount, timing and price of purchases will depend on market conditions and other factors. A copy of the press release announcing the common unit repurchase program is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Ninth Amendment to Credit Agreement, dated as of December 17, 2014, by and among Memorial Production Partners LP, Memorial Production Operating LLC, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent for the lenders party thereto, Royal Bank of Canada, The Royal Bank of Scotland plc, MUFG Union Bank, N.A. f/k/a Union Bank, N.A. and Comerica Bank, as co-documentation agents for the lenders party thereto, and the other lenders party thereto

99.1	Press Release dated December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: December 18, 2014	By:	/s/ Kyle N. Roane
Kyle N. Roane
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Ninth Amendment to Credit Agreement, dated as of December 17, 2014, by and among Memorial Production Partners LP, Memorial Production Operating LLC, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent for the lenders party thereto, Royal Bank of Canada, The Royal Bank of Scotland plc, MUFG Union Bank, N.A. f/k/a Union Bank, N.A. and Comerica Bank, as co-documentation agents for the lenders party thereto, and the other lenders party thereto

99.1	Press Release dated December 18, 2014